Exhibit 99.1

Assertio Holdings, Inc. Announces Preliminary Fourth Quarter and Full Year 2022 Results

Year-over-Year Net Product Sales Increased at Least 54% for the Fourth Quarter and 41% for the Full Year

Cash Flows from Operations Was at Least $26 Million for the Fourth Quarter and $78 Million for the Full Year

To Report Fourth Quarter and Audited Full Year 2022 Financial Results on Wednesday, March 8, 2023

LAKE FOREST, IL. – February 21, 2023 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a specialty pharmaceutical company offering differentiated products to patients, today announced preliminary, unaudited financial results for its fourth quarter and full year 2022, ended December 31, 2022, including its highest quarter of net product sales in the past five years.

Preliminary unaudited fourth quarter and full year 2022 financial results are approximately as follows:

(All amounts in $ millions other than per share amounts)

	Fourth Quarter 2022			Full Year 2022
Net Product Sales	$49.0	to	$50.0	$154.0	to	$155.0
Total Operating Costs and Expenses	$39.5	to	$40.5	$116.5	to	$117.5
Income Tax Benefit[1]	$78.0	to	$80.0	$78.0	to	$80.0
Net Income	$88.0	to	$89.0	$109.0	to	$110.0
Diluted Earnings Per Share	$1.32	to	$1.33	$2.02	to	$2.03
Adjusted EBITDA (Non-GAAP)	$32.5	to	$33.5	$101.0	to	$102.0
Adjusted Earnings Per Share (Non-GAAP)	$0.31	to	$0.32	$1.18	to	$1.19
Cash Flows from Operations	$26.0	to	$27.0	$78.0	to	$79.0

The preliminary results demonstrate the upside across the product portfolio from commercial execution, particularly with Indocin, and the addition of Sympazan. In addition, our GAAP Net Income was positively affected by a tax benefit from the reversal of a valuation allowance against our deferred tax assets. This adjustment reflects the positive change in the Company’s financial performance which has now been consistently generating positive Net Income and Operating Cash Flows.

“Assertio’s preliminary 2022 results demonstrated our ability to scale net product sales and generate substantial cash flow to fund our growth objectives, both organic and strategic,” said Dan Peisert, Chief Executive Officer. “We ended 2022 with cash and cash equivalents of $64.9 million, which was greater than our September cash balance even after funding $25 million of asset purchase payments for Otrexup and Sympazan in the fourth quarter.”

The Company expects to provide its initial 2023 outlook on the March full year 2022 financial results call.

Fourth Quarter and Full Year 2022 Results

The Company will release fourth quarter and full year 2022 audited financial results on Wednesday, March 8, 2023, after the market close. Following the release of its financial results, Assertio’s management will host a live webcast of the earnings conference call at 4:30 p.m. Eastern Time.

To access the live webcast, conference call information, and other materials, please visit Assertio’s investor relations website at http://investor.assertiotx.com/overview/default.aspx. Please connect at least 10 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. For those wishing to join by telephone only, please dial +1-404-975-4839 and reference access code 800382.

1 In the fourth quarter, approximately $80 million of previously recognized valuation allowance against net deferred tax assets was released, resulting in tax benefit impact.

A webcast replay of the call will be available approximately two hours after the call on Assertio’s investor website.

About Assertio

Assertio is a specialty pharmaceutical company offering differentiated products to patients utilizing a non-personal promotional model. We have built and continue to build our commercial portfolio by identifying new opportunities within our existing products as well as acquisitions or licensing of additional approved products. To learn more about Assertio, visit www.assertiotx.com.

Preliminary 2022 Financial Results

The preliminary, unaudited financial results included in this press release are based on information available as of February 21, 2023 and management's initial review of operations for the fourth quarter and year ended December 31, 2022. They remain subject to change based on management’s ongoing review of the fourth quarter and full year results and are forward-looking statements. We assume no obligation to update these statements. The actual results remain subject to the completion of management’s and our audit committee’s reviews and our other financial closing procedures, as well as the completion of the preparation of our audited consolidated financial results for the year ended December 31, 2022 and related independent audit. During that process, we may identify items that would require us to make adjustments, which may be material, to the information presented in this press release. While we do not expect that our actual results for the year ended December 31, 2022 will vary materially from the preliminary, unaudited financial results presented in this press release, there can be no assurance that these estimates will be realized. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in our annual and quarterly filings with the Securities and Exchange Commission (“SEC”).

Non-GAAP Financial Measures

To supplement our preliminary unaudited financial results presented on a U.S. generally accepted accounting principles (“GAAP”) basis, we have included information about non-GAAP measures of adjusted EBITDA and adjusted earnings per share as useful financial metrics that enhance investors’ understanding of our business. We believe that the presentation of these non-GAAP financial measures, when viewed with results under GAAP provides supplementary information to analysts, investors, lenders, and our management in assessing our performance and results from period to period. We use these non-GAAP measures internally to understand, manage and evaluate our performance. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies. We plan to provide further commentary on the fourth quarter and full year 2022 and our outlook for 2023 in March as part of our full year 2022 earnings release and conference call.

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio's current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, the preliminary, unaudited financial results included in this press release, future events or the future performance or operations of Assertio, including our ability to realize the benefits from our operating model, successfully acquire and integrate new assets and explore new business development initiatives. All statements other than historical facts may be forward-looking statements and can be identified by words such as "anticipate," "believe," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may", "objective," "opportunity," "outlook," "plan," "position," "potential," "predict," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will," "aim" or other similar expressions that convey the uncertainty of future events or outcomes and are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio, including the risks described in Assertio's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission ("SEC") and in other filings Assertio makes with the SEC from time to time. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law.

Investor Contact

Matt Kreps

Darrow Associates Investor Relations

+1-214-597-8200

mkreps@darrowir.com